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                                                                 EXHIBIT 10.1.18


                       [IMPERIAL CAPITAL, LLC LETTERHEAD]



January 13, 1998

William E. Prather
President & Chief Executive Officer
Newriders, Inc.
28210 Dorothy Dr.
Agoura Hills, California 91301

Dear Mr. Prather:

         This letter agreement (the "Agreement") confirms our understanding that Newriders, Inc., (which together with its subsidiaries and affiliates is hereinafter referred to as the "Company") has engaged Imperial Capital, LLC ("IC") to act as the exclusive financial advisor and agent to the Company with respect to (a) a possible transaction with Paisano Publications, Inc., Easyriders Franchising, Inc., Easyriders, of Columbus, Inc., Teresi, Inc. and other related entities (collectively, the "Target"), which transaction, may include a merger, consolidation or any other business combination, in one or a series of transactions, or a purchase involving all or a substantial amount of the business, securities or assets of the Target, or any transaction structured to substantially achieve the same result (each a "Transaction"), and (b) the placement of any financing required to complete the transaction ( the "Financing") on a "best efforts" basis in accordance with the Securities Act of 1933.

         Section 1. Services to be Rendered. In connection with this engagement, IC agrees to undertake certain services on your behalf including, to the extent requested by the Company: (i) assisting you in evaluating the Target; (ii) advising on a proposed purchase price and form of consideration; (iii) structuring a Transaction; and (iv) negotiating the financial aspects of any Transaction under your guidance. With respect to the proposed Financing, IC's services to the Company will include: (i) assistance in the preparation of a private placement memorandum describing the Company and the Target, its operations, its historical performance and its future prospects (the "Offering Materials"); (ii) assistance in structuring the proposed Financing and its terms; (iii) identifying and contacting selected qualified purchasers (the "Purchasers") of the proposed Financing and furnishing them, on behalf of the Company with copies of the Offering Materials; and (iv) negotiating the financial aspects of the proposed Financing under your guidance. Nothing contained herein constitutes a commitment on the part of IC to purchase any securities.

         The Company acknowledges and agrees that IC has been retained solely to provide the advice or services set forth in this Agreement. IC shall act as an independent contractor, and any duties of IC arising out of its engagement hereunder shall be owed solely to the Company. As IC will be acting on your behalf, the Company agrees to the indemnification and other obligations set forth in Schedule I attached hereto, which Schedule is an integral part hereof and incorporated by reference herein.

         Section 2. Compensation. As compensation for services to be provided by IC hereunder, the Company agrees to pay to IC: (i) a cash fee in an amount equal to 1.5% of the aggregate value of the consideration received by the Target and or its shareholders (including the consideration paid with respect to the exercise or termination of options, warrants or other rights of conversion) and including in such consideration the amount of any debt securities assumed or preferred stock redeemed in connection with a



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William E. Prather
NEWRIDERS, INC.
January 13, 1998
Page 2


Transaction; (ii) a cash fee equal to 2.0% of the principal amount of any senior debt securities sold or arranged; (iii) a cash fee equal to 5.0% of the principal amount of any subordinated debt securities sold or arranged but not including subordinated debt issued to the Target (iv) a cash fee equal to 6.0% of the principal amount of any equity securities sold or arranged including any preferred stock but not including any equity securities issued to the Target; and (v) a warrant to purchase 2.5% of the fully diluted equity of the Company pro forma for the Transaction and the Financing (such warrant shall have a market exercise price reflecting the closing price of the Company's common stock on the date of this Agreement and contain "cashless exercise", standard anti-dilution provisions, at least one demand registration right and "piggyback" registration rights). The fees in this Section 2 (i), (ii), (iii) and (iv) shall be payable upon consummation of and out of the proceeds of the Financing. Additionally, the fees in this Section 2 do not reflect any fees to be paid to IC should IC render a fairness opinion to the Company's Board of Directors in connection with a Transaction described herein.

         Upon request by IC from time to time, the Company agrees to reimburse IC promptly for all out-of-pocket expenses (including without limitation all reasonable fees and expenses of counsel) incurred by IC in connection with this engagement hereunder. Further, the Company will be responsible for all other expenses associated with the Transaction and placement of the Financing, including, but not limited to, its own accounting and legal fees, printing and travel costs, and legal costs of the investors. Reimbursement of out-of-pocket expenses will be paid to IC promptly by the Company whether or not the proposed Transaction or Financing is consummated. IC will be paid a cash deposit of $50,000 ("Deposit") against expenses upon execution of this Agreement and any unused amounts of the Deposit will be returned to the Company upon demand.

         In the event that the consideration in a Transaction is paid in whole or in part in the form of securities or other assets, the value of such securities or other assets, for the purposes of calculating IC's fee, shall be the fair market value thereof, as the parties hereto shall mutually agree, on the day prior to the consummation of the Transaction; provided that, if such consideration includes securities with an existing public trading market, the value thereof shall be determined by the last sales price for such securities on the last trading day thereof prior to such consummation.

         A Transaction shall be deemed to have been consummated upon the earliest of any of the following events to occur: (i) the acquisition of a majority of the outstanding common stock of the Target by the Company calculated on a fully diluted basis; (ii) a merger or consolidation of the Target with or into the Company; (iii) the acquisition by the Company of substantially all of the Target's assets; or (iv) in the case of any other Transaction, the consummation thereof. The proposed Financing shall be deemed to have been consummated upon the closing thereof.

         In the event that a letter of intent or a definitive agreement is reached between the Company and the Target, and the Company, for any reason, is paid a break-up fee, topping fee, or any other termination fee or any fee paid in lieu of the completion of the Transaction, IC will be entitled to and paid 25.0% of said fee.

         If the Company completes a transaction in lieu of the proposed Financing or IC presents the Company with reasonable proposals which the Company declines to accept the Company will pay to IC the compensation due under this section 2.

         Section 3. Term of Engagement. This Agreement may be terminated by either party hereto upon 30 days written notice. Upon any termination or expiration of this agreement, IC will be entitled to prompt payment of all fees accrued prior to such termination or expiration and reimbursement of all out-of-pocket expenses described above. Sections 2, 3, 5, 6, 9 and 11 of this Agreement and the indemnity and other


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William E. Prather
NEWRIDERS, INC.
January 13, 1998
Page 3


provisions contained in Schedule I will also remain operative and in full force and effect regardless of any termination or expiration of this agreement.

         In addition, if at any time prior to 24 months after the termination or expiration of this Agreement the Company enters into a financing transaction with respect to the Target with proposed Purchasers introduced to the Company by IC or any transactions with respect to the Target, IC, in addition to any fee and expense reimbursement otherwise owing pursuant to Section 2 of this Agreement, shall be entitled to payment in full of the compensation described in
Section 2 of this Agreement with respect to such financing transaction or transactions.

         Section 4. Cooperation. To the extent possible, the Company will furnish IC with all financial and other information and data as IC believes appropriate in connection with its activities on the Company's behalf, and shall provide IC full access to its officers, directors, employees and professional advisors. In addition, the Company with the assistance of IC will be responsible for preparing the Offering Materials relating to any proposed Financing. The Company agrees that it and its counsel will be solely responsible for ensuring that the Transaction, the Financing and the Offering Materials comply in all respects with the applicable law. The Company will also cause to be furnished to IC at the closing of the Transaction copies of such agreements, opinions, certificates and other documents delivered at the closing as IC may request. The Company will promptly notify IC if it learns of any material inaccuracy or misstatement in, or material omission from, any information theretofore delivered to IC. IC represents that it is a registered broker dealer, as defined by the NASD, permitted to act as agent in the private placement of the Securities.

         The Company recognizes and confirms that IC, in connection with performing its services hereunder: (i) will be relying without investigation upon all information that is available from public sources or supplied to it by or on behalf of the Company, or its advisors, (ii) shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same, (iii) will not conduct any appraisal of any assets of the Company, and (iv) may require that the Offering Materials contain appropriate disclaimers consistent with the foregoing. The Company recognizes and confirms that IC will be relying on the Company for the information that it will be providing to IC.

         Section 5. Confidentiality. The Company agrees that, except as otherwise required by law, in the opinion of the Company's counsel, any advice, written or oral, provided by IC pursuant to this Agreement will be treated by the Company as confidential, will be solely for the information and assistance of the Company in connection with its consideration of a transaction of the type referred to in Section 1 of this agreement and will not be used, circulated, quoted or otherwise referred to for any other purpose, nor will it be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other communication, whether written (including, without limitation, the Offering Materials) or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, IC's prior written consent.

         Further, in connection with this engagement of IC, it is contemplated that the Company, or the Target may supply to IC certain non-public or proprietary information ("Confidential Information"). The Company agrees to use its best efforts to appropriately mark all such information which is delivered in written form. IC shall use Confidential Information solely for the purposes of rendering services pursuant to and in accordance with this engagement and shall not, without the prior written consent of the Company, disclose any Confidential Information to any person, other than its officers, directors, employees and outside advisors with a need to know; provided, however, that the foregoing shall not apply to any information which becomes publicly available other than as a result of the breach of IC's undertakings hereunder, or that which IC is required to disclose by judicial or administrative process in connection with any action, suit, proceeding or claim.



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William E. Prather
NEWRIDERS, INC.
January 13, 1998
Page 4


         Section 6. Conflicts. The Company acknowledges that IC and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which IC may acquire information of interest to the Company. IC shall have no obligation to disclose such information to the Company, or to use such information in connection with any contemplated financing. The Company recognizes that IC is being engaged hereunder to provide the services described above only to the Company and is not acting as an agent or a fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any third party in connection with its engagement hereunder, all of which are hereby expressly waived. No one other than the Company is authorized to rely upon the engagement of IC hereunder or any statements, advice, opinions or conduct by IC.

         Section 7. Exclusivity. The Company agrees that no other financial advisor is or will be authorized by it during the term of this Agreement to perform services on its behalf of the type which IC is authorized to perform hereunder. Except as otherwise provided in Section 2, no fee payable to any other financial advisor either by the Company or any other entity shall reduce or otherwise affect the fees payable hereunder to IC.

         Section 8. Public Announcements. Subject to the restrictions set forth in Section 5 of this Agreement, IC shall have the right to place announcements and advertisements in financial and other newspapers and journals, at its own expense, describing their services in connection with a Transaction and the Financing, provided that IC obtain the Company's prior written consent, which consent will not be unreasonably withheld.

         Section 9. Complete Agreement; Severability; Amendments; Assignment. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both IC and the Company. This Agreement may not be assigned by either party without the prior written consent of the other party.

         This Agreement shall be binding upon and inure to the benefit of the Company, IC, each Indemnified Person (as defined in Schedule I hereto) and their respective successors and assigns.

         Section 10. Right of Notification. The Company agrees that they shall notify IC of any plans they may have to pursue any private placement or public offering of securities for the Company and shall offer IC the right to participate in such private placement or equity offering, on terms and for fees which are mutually acceptable to the Company and IC. The foregoing notwithstanding, under no circumstances shall IC be obligated to accept any offer to act as the Company's placement agent or underwriter in any such private placement or equity offering.

         Section 11. Governing Law; Forum. This Agreement will be governed by, and construed in accordance with, the laws of the state of California applicable to agreements made and to be performed entirely in such state. Each of the Company and IC agree that any action or proceeding based hereon, or arising out of IC's engagement hereunder, shall be brought and maintained exclusively in the courts of the state of California or in the United States District Court for California. The Company and IC each hereby irrevocably submit to the jurisdiction of the courts of the state of California and of the United States District Court of California for the purpose of any such action or proceeding as set forth above and irrevocably agree to be bound by any judgment rendered thereby in connection with such action or proceeding. Each of


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William E. Prather
NEWRIDERS, INC.
January 13, 1998
Page 5


the Company and IC hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such action or proceeding brought in any such court referred to above and any claim that any such action or proceeding has been brought in an inconvenient forum. The Company (for itself, anyone claiming through it or its name, and on behalf of its equity holders) and IC each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this agreement, the Transaction or the proposed Financing contemplated hereby.

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to IC the enclosed original copy of this Agreement.


Very truly yours,

IMPERIAL CAPITAL, LLC




By: /s/ RICK BLOOM
   ------------------------------
        Rick Bloom
        Managing Director



                                          Accepted as of the date written above,

                                          NEWRIDERS, INC.




                                          By: /s/ WILLIAM E. PRATHER
                                             -----------------------------------
                                             William E. Prather
                                             President & Chief Executive Officer


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William E. Prather
NEWRIDERS, INC.
January 13, 1998
Page 6


                                   SCHEDULE I

This Schedule I is a part of and is incorporated into that certain letter agreement (together, the "Agreement") dated January 13, 1998 by Newriders, Inc. (which together with its subsidiaries and affiliates is hereinafter referred to as the "Company") and Imperial Capital, LLC ("IC").

This Schedule will confirm that the Company agrees to indemnify and hold harmless IC and its affiliates, the respective directors, officers, and employees of IC and its affiliates and each other person, if any, controlling IC or any of its affiliates (IC and each such person and entity being referred to as an "Indemnified Person"), to the full extent lawful, from and against any losses, claims, damages or liabilities or actions (including without limitation shareholder actions and actions arising from the use of information contained in the Offering Materials or omissions from such materials) related to or arising out of this engagement or IC's role in connection herewith, and will pay (or, if paid by an Indemnified Person, reimburse such Indemnified Person) for all reasonable fees and expenses (including without limitation reasonable counsel fees) incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which result from any compromise or settlement not approved by the Company or which result primarily from the fraud, willful misconduct or gross negligence of any Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result from the fraud, willful misconduct or gross negligence of the Indemnified Person or the violation of any applicable law, rule or regulation. The foregoing agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including without limitation any right to contribution.

         If any action or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against the Company pursuant hereto, or if any Indemnified Person receives notice from any potential litigant of a claim which such person reasonably believes will result in the commencement of any such action or proceeding, such Indemnified Person shall promptly notify the Company in writing of the commencement of such action or proceeding, or of the existence of any such claim, but the failure so to notify the Company of any such action or proceeding shall not relieve the Company from any other obligation or liability which it may have to any Indemnified Person otherwise than under this Agreement or with respect to any other action or proceeding. In case any such action or proceeding shall be brought against any Indemnified Person, the Company shall be entitled to assume the defense of such action or proceeding with counsel of the Company's choice, or compromise or settle such action or proceeding, at its expense (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person); provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the Company's election to assume the defense of such action or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (i) the use of counsel chosen by the Company to represent such Indemnified Person would, in the reasonable judgment of the Indemnified Person, present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such action or proceeding include both an Indemnified Person and the Company, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Person); (iii) the Company shall not have employed counsel satisfactory to such Indemnified Person in the exercise


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William E. Prather
NEWRIDERS, INC.
January 13, 1998
Page 7


of the Indemnified Person's reasonable judgment to represent such Indemnified Person within a reasonable time after notice of the institution of such action or proceeding; or (iv) the Company shall authorize such Indemnified Person to employ separate counsel at the Company's expense.

         In order to provide for the just and equitable contribution, if a claim for indemnification hereunder is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal), even though the express provisions hereof provide for indemnification in such case, then the Company and IC shall contribute to the losses, claims, damages, judgments, liability or costs to which the Indemnified Person may be subject in accordance with the relative benefits received by, and the relative fault of, each in connection with the statements, acts or omissions which resulted in such losses, claims, damages, judgments, liabilities, or costs. The Company agrees that a pro rata allocation would be unfair. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, IC shall not be obligated to contribute to any amount hereunder that exceeds the amount of fees previously received by IC for its services to the Company.

         These indemnification provisions shall (i) remain operative and in full force and effect for a period of ten years regardless of any termination or completion of the engagement of IC; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of any Indemnified Person or the Company; and (iii) be in addition to any other rights that any Indemnified Person or the Company may have.